Exhibit 21

LIST OF SUBSIDIARIES OF CAVCO

CRG Holdings, LLC, a Delaware Limited Liability Company

CRG Real Estate Brokerage, LLC, a Delaware Limited Liability Company

CRG Mortgage, LLC, a Delaware Limited Liability Company

Fleetwood Homes, Inc., a Delaware Corporation

Palm Harbor Homes, Inc., a Delaware Corporation

Palm Harbor Villages, Inc., a Delaware Corporation

CountryPlace Mortgage, Ltd., a Texas Limited Partnership

SCC Acquisition, L.P., a Delaware Limited Partnership

Standard Insurance Agency, Inc., a Texas Corporation

Palm Harbor Insurance Agency of Texas, Inc., a Texas Corporation

CountryPlace Acceptance Corp., a Nevada Corporation

CountryPlace Acceptance GP, LLC, a Texas Limited Liability Company

CountryPlace Acceptance LP, LLC, a Delaware Limited Liability Company

CountryPlace Funding, Inc., a Delaware Corporation

CountryPlace Securitization, LLC, a Delaware Limited Liability Company

CountryPlace Holdings, LLC, a Delaware Limited Liability Company

CountryPlace Mortgage Holdings, LLC, a Delaware Limited Liability Company